Exhibit 99.2

TITAN TRUCKING, LLC, AND SUBSIDIARY

A LIMITED LIABILTY COMPANY

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023

C O N T E N T S

1

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

CONSOLIDATED BALANCE SHEETS

	MARCH 31, 2023	DECEMBER 31, 2022
	(unaudited)
ASSETS
Current Assets:
Cash	$52,763	$26,650
Accounts receivable, net	462,813	517,583
Other receivables	3,341	1,241
Prepaid expenses and other current assets	121,813	328,689
Total Current Assets	640,730	874,163

Property and equipment, net	5,581,041	5,643,941
Intangible assets, net	680,625	687,500
Other assets	8,251	8,251
Operating lease right-of-use asset, net	172,518	194,112
	6,442,435	6,533,804

TOTAL ASSETS	$7,083,165	$7,407,967

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$817,778	$736,658
Accrued payroll and related taxes	72,015	50,983
Notes payable	816,694	1,098,158
Operating lease liability, current	97,866	95,243
Total Current Liabilities	1,804,353	1,981,042

Long-term notes, net of current portion	3,175,282	2,785,531
Operating lease liability, net of current portion	89,723	115,290
Total Non-current Liabilities	3,265,005	2,900,821

Total Liabilities	5,069,358	4,881,863

MEMBERS’ EQUITY
Members’ equity	2,013,807	2,526,104

Total Members’ Equity	2,013,807	2,526,104

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$7,083,165	$7,407,967

The accompanying notes to the financial statements are an integral part of these statements.

2

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED)

	For the three months ended March 31,
	2023	2022

REVENUE	$1,080,327	$650,115
COST OF REVENUES	1,161,112	732,836
GROSS LOSS	(80,785)	(82,721)

OPERATING EXPENSES:
Salaries and salary related costs	189,316	96,984
Professional fees	194,779	15,631
Depreciation and amortization expense	6,419	-
General and administrative expenses	131,646	62,285

Total Operating Expenses	522,160	174,900

OPERATING LOSS	(602,945)	(257,621)

OTHER INCOME (EXPENSE):
Interest expense, net of interest income	(79,652)	(31,553)
Other income	300	783,301
Total other income (expense)	(79,352)	751,748

NET INCOME (LOSS)	$(682,297)	$494,127

INCOME (LOSS) PER UNIT (BASIC AND DILUTED)	$(682,297)	$494,127
Weighted-average units outstanding	100	100
Net income (loss) per unit	$(7,827)	$4,941

The accompanying notes to the financial statements are an integral part of these statements.

3

TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIENCY)

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED)

Members’ Equity (Deficiency)
Balance – December 31, 2021	$(2,038,379)

Net income	494,127

Balance – March 31, 2022	(1,544,252)

Balance – December 31, 2022	2,526,104

Contributions, net of distributions	170,000

Net loss	(682,297)

Balance – March 31, 2023	$2,013,807

The accompanying notes to the financial statements are an integral part of these statements.

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TITAN TRUCKING, LLC AND SUBSIDIARY

A LIMITED LIABILITY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES
Net (loss) income	$(682,297)	$494,127
Adjustments to reconcile net (loss) income to net cash (used in) operating activities:
Forgiveness of PPP loans	-	(812,305)
Depreciation and amortization	119,286	67,048
Amortization of debt issuance costs	4,664	-
Loss on sale of property and equipment	-	29,104
Change in assets and liabilities:
Accounts receivable	54,770	151,343
Prepaid expenses and other current assets	6,876	(16,114)
Other receivables	(2,100)	(34,362)
Operating lease right-of-use asset	21,594	(56,215)
Accounts payable and accrued expenses	81,120	50,738
Accrued payroll and payroll taxes	21,032	(6,379)
Operating lease liability	(22,944)	55,638
Total adjustments	160,348	144,649
Net cash used in operating activities	(397,459)	(77,377)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(50,050)	-
Disposal of property and equipment	-	78,068
Net cash provided by (used in) investing activities	(50,050)	78,068

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable – related parties	-	125,000
Subscription receivable	200,000	-
Repayments of notes payable - related parties	-	(28,748)
Proceeds from notes payable	512,470	-
Repayments of notes payable	(238,848)	(94,381)
Net cash provided by financing activities	473,622	1,871

NET INCREASE IN CASH	26,113	2,562

CASH – BEGINNING OF PERIOD	26,650	33,579

CASH – END OF PERIOD	$52,763	$36,141

CASH PAID DURING THE PERIOD FOR:
Interest expense	$78,770	$21,795
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Settlement of note payable	$170,000	-

The accompanying notes to the financial statements are an integral part of these statements.

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NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Business Operations

Titan Trucking, LLC (the “Company”) was incorporated in the State of Michigan on January 26, 2017. The Company was formed as a limited liability company. The registered business address is located at 51512 Industrial Drive, New Baltimore, Michigan 48047.

The Company is engaged in the full-service solution of waste management. The Company offers a comprehensive package of waste reduction, collection, recycling, and technology-enabled solutions to support customer demand.

Senior Trucking, LLC (“Senior’) was established on March 14, 2017 with 100% ownership by the single member of Titan Trucking, LLC (“Titan”). Senior was formally acquired by Titan on April 5, 2020. Senior has operated exclusively under the management and assets of Titan since inception.

Going Concern

The Company’s consolidated financial statements, are prepared using accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern. This contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

For the three months ended March 31, 2023, the Company had a net loss of $682,297. The working capital of the Company had a deficit of $1,163,623 as of March 31, 2023. Additionally, the Company used cash of $397,459 related to its operating activities during the three months ended March 31, 2023. The Company had a cash balance of $52,763 as of March 31, 2023. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. The Company continues to shrink its working capital deficit year-over-year and has been able to continually meet the working capital needs of the business as they come due.

Management’s plans include raising capital through issuances of equity and debt securities and minimizing operating expenses of the business to improve the Company’s cash burn rate, in conjunction with the TraqIQ reverse-merger (Note 11). The combined companies, subsequent to the reverse merger, have been successful in attracting substantial capital from investors interested in the current public status of the Company, which has been used to support its ongoing cash outlays. As of the third quarter of 2023, TraqIQ, its new legal parent company, has been successful in attracting substantial capital from investors interested in the current public status of the Company that has been used to support its ongoing cash outlays. This includes $2,178,000 of convertible notes during Q3 2023. The Company believes, but cannot guarantee, it will continue to be able to attract capital from outside sources as it pursues a move to a national stock exchange. The Company has engaged a qualified investment bank to assist in its uplifting and simultaneous raise of capital. Additionally, the Company’s revenues continue to grow, and management expects the Company to shrink its net losses over the upcoming quarters through organic and acquisitive growth.

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NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with GAAP for interim financial information and with the instructions to Rule 8-03 of Regulation S-X. Accordingly, they do not include all the information and notes for complete financial statements. In the opinion of management, all adjustments (consistent of normal recurring accruals and adjustments) considered necessary for a fair presentation of the consolidated financial statements have been included. Results for the interim periods should not be considered indicative of results to be expected for a full year. The Company adopted a December 31 fiscal year-end for financial statement purposes.

Principles of Consolidation

The consolidated financial statements include the accounts of Titan Trucking LLC and Senior Trucking LLC, its wholly owned affiliate. All material inter-company accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its combined financial statements on the accrual basis of accounting, whereby revenue is recognized when earned and expenses are recognized when incurred.

Accounting Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Business Combinations

Under the guidance enumerated in FASB Accounting Standards Codification (“ASC”) 805, if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asst or group of similar identifiable assets, the set is not considered a business and is accounted for as an asset acquisition at which point, the acquirer measures the assts acquired based on their cost, which is allocated on a relative fair value basis.

Business combinations are accounted for utilizing the fair value of consideration determined by the Company’s management and external specialists. The Company recognizes estimated fair values of the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. Goodwill is recognized as any excess in fair value over the net value of assets acquired and liabilities assumed.

Cash and cash equivalents

The Company considers all highly liquid money market funds and certificates of deposit with original maturities of less than three months to be cash equivalents. The Company maintains its cash balances with various banks. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At March 31, 2023, the Company had no amounts above this amount.

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Accounts Receivable, net

Accounts receivables are recorded at the amount the Company expects to collect on the balance outstanding at year-end. Management closely monitors outstanding balances during the year and allocates an allowance account if appropriate. The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables and contract assets. The Company considers historical collection rates, the current financial status of its customers, macroeconomic factors, and other industry-specific factors when evaluating for current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, the Company believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments. As of March 31, 2023 and December 31, 2022, the Company allocated $77,690 to the allowance for doubtful accounts.

Subscriptions Receivable

Subscription receivable consists of members’ equity that have been issued with subscriptions that have not yet been settled. As of March 31, 2023 and December 31, 2022, there were $0 and $200,000, respectively, in subscriptions that had not yet settled. All these funds were settled in January of 2023. Subscriptions receivable are carried at cost which approximates fair value.

Property and Equipment, net

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the consolidated statement of operations or the period in which the disposal occurred. The Company utilizes a useful life ranging from 5 to 25 years for its trailers, tractors, shop equipment, leasehold improvements, and containers.

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of March 31, 2023.

Finite Intangible Assets, net

Finite intangible assets are recorded at their estimated fair value at the date of acquisition. They are amortized on a straight-line basis over their estimated useful lives. Management annually evaluates the estimated remaining useful lives of the intangible assets to determine whether events or changes in circumstances warrant a revision to the remaining period of amortization. The Company acquired the finite intangible asset, customer lists, as part of the asset acquisition of WTI Global, Inc. Customer lists are amortized over a remaining useful life of 10 years as determined by management.

Finite-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows the asset is expected to generate is less than its carrying amount. Any write-downs are treated as permanent reductions in the carrying amount of the respective asset. Management assessed and concluded that no impairment write-down would be necessary for the finite-lived intangible assets as of March 31, 2023 or December 31, 2022.

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Fair Value of Financial Instruments

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and short-term notes payable. As of the consolidated balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments.

Leases

The Company assesses whether a contract is or contains a lease at inception of the contract and recognizes right-of-use assets (“ROU”) and corresponding lease liabilities at the lease commencement date. The lease term is used to calculate the lease liability, which includes options to extend or terminate the lease when it is reasonably certain that the option will be exercised. The leases the Company currently holds do not have implicit borrowing rates, therefore the Company utilizes its incremental borrowing rate to measure the ROU assets and liabilities. Operating lease expense is generally recognized on a straight-line basis over the lease term. All leases that have lease terms of one year or less are considered short-term leases, and therefore are not recorded through a ROU or liability.

The Company has elected to apply the practical expedient to not separate the lease and non-lease components of a contract, which ultimately results in a higher amount of total lease payments being included within the present value calculation of the lease liability.

Loan Origination Fees

Loan origination fees represent loan fees relating to notes granted to the Company and are amortized over the life of the note. Amortization expense for the three months ended March 31, 2023 and 2022 was $4,664 and $0, respectively. The net amount of $89,081 and $93,745 was netted against the outstanding long-term debt on March 31, 2023 and December 31, 2022, respectively.

Revenue Recognition

The Company records revenue based on a five-step model in accordance with ASC 606, Revenue from Contracts with Customers, which requires the following:

1. Identify the contract with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price of the contract.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when the performance obligations are met or delivered.

The Company’s operating revenues are primarily generated from fees charged for the collection and disposal of waste. Revenues are recognized at a point in time immediately after completion of disposal of waste at a landfill or transfer station and billed out to customers. Rates charged for services performed are usually based on pre-negotiated amounts via contractual obligations and are billed on a performance satisfaction basis via invoice. Invoices usually contain a payment term of net 30 days. There are no significant financing operations with customers in relation to revenues generated and collected.

Revenues from collection operations are influenced by factors such as collection frequency, type of collection furnished, type and volume or weight of the waste collected, distance to the disposal facility or material recovery facility and disposal costs. Fees charged at transfer stations are generally based on the weight or volume of waste deposited, including the cost of loading, transporting, and disposing of the solid waste at a disposal site. The fees charged for services generally include environmental, fuel charge and regulatory recovery fees, which are intended to pass through to customers direct and indirect costs incurred.

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Concentration Risk

The Company performs a regular review of customer activity and associated credit risks.

During the three months ended March 31, 2023, one customer accounted for more than 63% of accounts receivable. During the year ended December 31, 2022, one customer accounted for approximately 63% of total accounts receivable.

During the three months ended March 31, 2023, one customer accounted for more than 53% of total revenues generated. During the three months ended March 31, 2022, two customers accounted for more than 82% of total revenues generated.

The Company maintains positive customer relationships and continually expands its customer base, mitigating the impact of any potential concentration risks that exist.

Basic and Diluted Income (Loss) per Unit

The Company presents both basic and diluted earnings per unit for the periods presented in the consolidated financial statements. Basic and diluted loss per unit is calculated by dividing the net income (loss) attributable to the Company by the weighted average number of units outstanding during the periods presented.

Income Taxes

The Company, with consent from its members, has elected under the Internal Revenue Code to be an “S” corporation. In lieu of corporation income taxes, the shareholders of an “S” corporation are taxed on their proportionate share of the Company’s taxable income.

Recently Issued Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” This amendment replaces the incurred methodology in current GAAP with a methodology that reflects expected credit losses on instruments within its scope, including trade receivables. This update is intended to provide financial statement users with more decision-useful information about the expected credit losses. In November 2019, the FASB issued No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), which deferred the effective date of ASU 2016-13 for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2020-06 effective January 1, 2023. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

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NOTE 3– PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of March 31, 2023 and December 31, 2022:

	March 31, 2023	December 31, 2022
Containers	$1,397,311	$1,397,311
Trucks and tractors	4,137,019	4,086,968
Trailers	1,197,357	1,197,357
Shop equipment	40,380	40,380
Leasehold improvements	19,589	19,589
	6,791,656	6,741,605
Less: accumulated depreciation	(1,210,615)	(1,097,664)
Net book value	$5,581,041	$5,643,941

Depreciation expenses for the three months ended March 31, 2023 and 2022 were $112,951 and $67,048, respectively.

On June 10, 2022, the Company entered into an asset purchase agreement with Century Waste Management for consideration of approximately $1,805,000. The entire purchase price agreement was allocated as fair value to the fixed assets acquired; no goodwill or intangible assets were determined to be transferred as part of the sale. In order to fund the asset purchase from Century, the Company entered into several private equipment financing agreements.

NOTE 4 – INTANGIBLES, NET

Intangible assets acquired consisted of the following as of March 31, 2023 and December 31, 2022:

	March 31, 2023	December 31, 2022
Customer lists	$687,500	$687,500
Less: accumulated amortization	(6,875)	-
Net book value	$680,625	$687,500

For the three months ended March 31, 2023 amortization expense was $6,875. For the year ended December 31, 2022, there were no amortization expenses recorded. Amortization is expected to be $68,750 for each of the next five years.

On December 9, 2022, the Company entered into a purchase agreement with WTI Global, Inc. (the “seller”) for consideration of approximately $687,500 in exchange for intangible assets. The entire purchase consideration was allocated as fair value to the customer lists acquired from the seller. The $687,500 was funded through a combination of a note payable to the seller of $170,000 and an equity infusion from a member of the Company for $517,500. See Note 7 and 8 for further details.

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NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Detail of accounts payable and accrued expenses as of March 31, 2023 and December 31, 2022 is as follows:

	March 31, 2023	December 31, 2022
Accounts payable	$729,180	$669,231
Credit card payable	29,126	29,454
Accrued interest	12,585	12,298
Accrued expenses and other	46,887	25,675
	$817,778	$736,658

NOTE 6 – LEASE PAYABLE

The Company leases both its headquarters office and operational warehouse in Troy, Michigan. Leases with an initial term of 12 months or less or are immaterial are not included on the consolidated balance sheets. During the year ended December 31, 2019, the Company entered into a 62-month lease which expires on January 15, 2025. The monthly payments were initiated on February 15, 2020 at $8,251 after a 2-month rent abatement period. Straight rent was calculated at $8,479 per month. The total remaining operating lease expenses through the expected termination date is approximately $186,527. Total operating lease expenses for the three months ended March 31, 2023 and 2022 were $25,304 and $25,308, respectively.

	March 31,	December 31,
	2023	2022
Weighted average remaining lease term (in years)	1.83	2.08
Weighted average discount rate	7.57%	7.57%

Future minimum lease payments required under operating leases on an undiscounted cash flow basis as of March 31, 2023 are as follows:

Fiscal Year	Operating Lease Payments
2023 (remainder)	$81,145
2024	111,168
2025	9,286
Total minimum lease payments	201,599
Less: imputed interest	(14,010)
Present value of future minimum lease payments	$187,589

Current operating lease liabilities	97,866
Non-current operating lease liabilities	89,723

On April 1, 2023, Titan entered into a 60-month lease in Detroit, Michigan, with a related party through common ownership, which expires on March 31, 2028. On September 1, 2023 the Company and the related party amended the lease, resulting in decreased payment terms. The lease has the option to renew for an additional 5 years given proper notice. The monthly payments were initiated on May 1, 2023 after a 1-month rent abatement period. Straight rent for the amended lease was calculated at $29,113 per month.

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NOTES 7 – NOTES PAYABLE

The Company borrows funds from various creditors to finance equipment and vehicles and acquisitions consisting of the following:

				March 31, 2023		December 31, 2022
Lender	Maturity Date	Interest Rate	Monthly Payment	Short-Term	Long-Term	Short-Term	Long-Term
		%	$	$	$	$	$
Loans
WTI Global	On demand	7.00	-	-	-	170,000	-

Collateralized Loans
Peoples United	11/10/23	5.75	16,614	130,031	-	177,539	-
M&T Bank	2/23/25	8.78	13,000	124,622	289,008	121,927	321,192
Daimler Truck	5/14/23 - 9/29/23	4.95 - 6.00	2,487 - 2,762	65,773	40,161	74,873	53,429
Ascentium Capital	5/5/27 - 6/5/27	3.75 - 5.82	4,812 - 5,935	154,373	548,675	152,467	587,991
Balboa Capital	8/13/27	9.68	4,860	39,843	169,109	38,895	179,433
Blue Bridge Financial	8/10/27	12.18	1,442	10,713	48,150	10,394	50,951
Financial Pacific	7/15/27 - 10/15/27	7.49 - 9.87	1,585 - 1,906	29,813	125,527	29,187	133,220
M2 Equipment	8/10/27	8.68	4,739	40,391	167,611	39,527	178,039
Meridian Equipment	7/12/27	9.32	3,118	26,116	106,847	25,518	113,606
Navitas	7/23/27	7.99	4,257	37,530	149,059	36,791	158,723
Pawnee	8/15/27	10.19	5,296	42,546	182,714	41,480	193,759
Signature	9/15/27 - 6/30/28	6.93 - 8.25	3,901 - 4,842	75,372	355,546	73,973	374,921
Titan Holdings 2	4/30/28	10.50	-	-	512,470	-	-
Trans Lease	2/20/27	9.75	4,838	41,520	146,808	40,524	157,569
Verdant	4/27/27	6.25	4,702	45,020	157,871	44,324	169,390
Western Equipment	8/15/27	8.93	4,989	42,112	175,726	41,186	186,605

				905,775	3,175,282	1,118,605	2,858,828

Principal maturities for the next five years and thereafter:

2023 (remainder)	$709,759
2024	806,509
2025	857,789
2026	723,597
2027	442,419
Thereafter	540,984
Total principal payments	$4,081,057
Less: debt issuance costs	(89,081)
Total notes payable	$3,991,976

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NOTES 8 – RELATED PARTY TRANSACTIONS

The Company had various related party notes payable outstanding at December 31, 2021. The notes were payable to the owner, entities related to the owner, and family members (Note 7). During the year ended December 31, 2022, the Company conducted several related party transactions in exchange for equity ownership in Titan Trucking LLC. As a result of the transactions, a net balance of $4,505,646 of related party loans were converted as equity contributions and eliminated. An additional $517,500 of contributions from a member were paid directly to the sellers for the purchase of the WTI Global Inc. customer list acquisition. These equity contribution conversions and intangible asset purchases were utilized in the calculation of equity ownership of the members as of the year ended December 31, 2022.

During the three months ended March 31, 2023, the Company borrowed $512,470 from Titan Holdings 2, LLC (“Titan Holdings 2”) under an informal agreement (Note 7). On April 30th, 2023, Titan signed a promissory note (the “Titan Holdings 2 Note”) with Titan Holdings 2, a stockholder of the Company. The Titan Holdings 2 Note has an interest rate of 10.5% per annum, which shall increase by 0.5% on each twelve-month anniversary of the Titan Holdings 2 Note’s signing, not to exceed an interest rate of 12.5% per annum. The Titan Holdings 2 Note is interest only payments until maturity which is April 30, 2028. As a result, this borrowing is classified as long-term.

As of December 31, 2022, there was $200,000 outstanding in subscriptions receivable owed from one of the members of the Company in relation to these equity transactions (Note 2).

NOTE 9 – BENEFIT PLAN

The Company offers a 401(k) plan. Employees are eligible to participate in the plan on the first day of the month following the date of hire. Employees may defer up to $22,500 per year. The Company is required to contribute on behalf of each eligible participating employee. The Company will match 50% of the participants deferral not to exceed 3%. Employees will share in the matching contribution regardless of the amount of service completed during the plan year. Employees will become 100% vested in the employer matching contributions after one year of service.

Employer contributions for the three months ended March 31, 2023 and March 31, 2022 was $2,858 and $2,525, respectively.

NOTE 10 - CONTINGENCIES

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. The Company is in an ongoing lawsuit with Wolverine Transfer Station over a contractual dispute and property damages. Wolverine is countersuing the Company for losses from the cancellation of contractual obligations. It is the position of the Company that net losses arising from Wolverine’s claims are not estimable nor probable at the time of this filing.

NOTE 11 – SUBSEQUENT EVENTS

Subsequent events were evaluated through the date of these financial statements.

On May 19, 2023, pursuant to the terms of the Titan Merger Agreement, the Company completed the Titan Merger. Under the terms of the Titan Merger Agreement, the Company agreed to pay the Titan owners 630,900 shares of the Company’s Series C Preferred Stock as consideration. The Company accounted for the Titan Merger as a reverse acquisition using acquisition accounting.

On the Titan Merger acquisition date, the Company awarded 70,100 shares of Series C Preferred Stock that vested immediately to its chief executive officer, and as a result recorded $5,586,796 of stock-based compensation. On September 28, 2023, the Company and the chief executive officer signed a cancellation agreement and the Series C Preferred Stock shares were rescinded. Under the terms of the cancellation agreement, the Company agreed to issue ten-year stock options to acquire a number of shares of common stock of the Company in order to provide the chief executive officer an equity interest in the Company commensurate with the value of the original stock award. Such options will have an exercise price equal to the sale price of the common stock in the next public offering of common stock consummated by the Company.

Subsequent to the period, TraQiQ’s Board of Directors and the holders of the TraQiQ’s capital stock representing a majority of the total votes entitled to be cast by the TraQiQ’s shareholders approved a plan to reincorporate TraQiQ in the State of Nevada (the “Reincorporation”) through the merger (the “Reincorporation Merger”) of TraQiQ with and into Titan Environmental Solutions Inc., a wholly-owned, newly-formed Nevada subsidiary formed by TraQiQ specifically for this purpose (“Titan Environmental”), in an effort to better position TraQiQ to attract capital as it seeks to grow its business in the waste management industry. Implementing the Reincorporation will have, among other things, the following effects: 1) TraQiQ’s corporate name will be charged to “Titan Environmental Solutions, Inc.”, 2) each share of TraQiQ’s common stock issued and outstanding immediately prior to the effective time of the Reincorporation Merger will be converted into one share of common stock of Titan Environmental, 3) each issued and outstanding share of TraQiQ’s Series C preferred stock immediately prior to the effective time of the Reincorporation Merger will be converted into one share of Series A convertible preferred stock of Titan Environmental, which has substantially the same rights and preferences as TraQiQ’s Series C preferred stock, 4) each outstanding Right to Receive Common Stock issued and outstanding immediately prior to the effective time of the Reincorporation Merger will be converted into one Right to Receive Common Stock of Titan Environmental, which has substantially the same rights and preferences as TraQiQ’s Rights to Acquire Common Stock, 5) the outstanding warrants to purchase our common stock will automatically be assumed by Titan Environmental and will represent a warrant to acquire shares of common stock of Titan Environmental, 6) TraQiQ’s authorized capital stock will be increased to 425,000,000 total shares, consisting of 400,000,000 shares of common stock and 25,000,000 shares of “blank check” preferred stock, of which 630,900 shares shall be designated “Series A Convertible Preferred Stock”, 7) the persons presently serving as TraQiQ’s executive officers and directors will continue to serve in such respective capacities following the effective time of the Reincorporation Merger, and 8) TraQiQ will be governed by the laws of the State of Nevada and TraQiQ’s articles of incorporation and bylaws will be those of Titan Environmental, which were adopted under the laws of the State of Nevada.

On or about October 12, 2023, TraQiQ mailed an Information Statement that describes the Reincorporation to TraQiQ’s shareholders of record as of October 5, 2023 for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the Reincorporation will not be effective until 20 calendar days after the mailing of the Information Statement to the shareholders, at which time TraQiQ may file with the California Secretary of State and the Nevada Secretary of State one or more certificates of merger and incorporation to effectuate the Reincorporation. The Reincorporation will be effective at such time after the expiration of such 20-day period as the board of directors determines to be the appropriate effective time.

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